united states
securities and exchange commission

Washington, D.C. 20549

form 8-k/A

(Amendment No. 1)

current report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         December 22, 2014

 Royal Hawaiian Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           808-747-8471

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 22, 2014, Royal Hawaiian Orchards, L.P. (the “Partnership”) issued a press release announcing that on December 1, 2014, the Board of Directors of Royal Hawaiian Resources, Inc., the Managing General Partner of the Partnership (the “General Partner”), appointed Jeffrey S. Girdner to serve as the Director of Finance (Principal Financial and Accounting Officer) of the General Partner. Also on December 22, 2014, the Partnership filed a Current Report on Form 8-K (the “Original Filing”) to disclose the appointment. The Board, however, did not intend for Mr. Girdner to serve as Principal Financial and Accounting Officer. The purpose of this Amendment No. 1 on Form 8-K/A is to amend and restate the Original Filing and to report that Mr. Girdner was appointed Director of Finance of the General Partner, and his employment commenced on December 22, 2014, but Mr. Girdner was not appointed and does not serve as the Principal Financial and Accounting Officer of the General Partner. Instead, Scott C. Wallace, the President and Chief Executive Officer of the General Partner, was appointed and serves as Principal Executive, Financial and Accounting Officer of the General Partner.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the General Partner appointed Jeffrey S. Girdner, age 55, to serve as the Director of Finance of the General Partner, effective December 22, 2014. Scott C. Wallace, the President and Chief Executive Officer of the General Partner, held the position of Chief Accounting Officer (Principal Accounting Officer) on an interim basis from November 14, 2014, to December 22, 2014. Mr. Wallace no longer serves as Chief Accounting Officer of the General Partner, but he continues to serve as the President and Chief Executive Officer and he also serves as Principal Executive, Financial and Accounting Officer of the General Partner.

Mr. Girdner has 28 years of financial and accounting experience. Prior to joining the General Partner, he was employed with Taketa, Iwata, Hara & Associates, LLC, a CPA firm in Hilo, Hawaii, where he served as Manager in Charge of Audit Engagements for the past six years and from 1991 to 1999. Mr. Girdner’s previous work experience also includes Controller of Oostburg Concrete Products, Inc. and Senior Manager of Clifton Gunderson LLP, in Wisconsin. Mr. Girdner began his career in 1986 at Deloitte & Touche in Guam and Micronesia. Mr. Girdner received his Bachelor of Science degree in Business Administration with an emphasis in financial management from the University of Montana and is a Certified Public Accountant.

Pursuant to a Letter of Employment Agreement, dated December 1, 2014 (the “Employment Agreement”), the General Partner has agreed to pay Mr. Girdner a salary of $120,000 annually. In addition, Mr. Girdner is eligible to receive an annual bonus of up to 20% of his salary ($24,000) based on performance goals to be established by the President of the General Partner and approved by the Board of Directors of the General Partner. Mr. Girdner is also eligible to receive the standard benefits available to all non-union employees of the General Partner. There is no term to the Employment Agreement. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed with the Original Filing and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Girdner and any other persons pursuant to which he was selected as an employee. Mr. Girdner has no family relationship with any director or executive officer of the General Partner, the Partnership or of Royal Hawaiian Macadamia Nut, Inc., a wholly owned subsidiary of the Partnership, and has not been involved in any related person transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

10.1

Letter of Employment Agreement, dated December 1, 2014, by and between the General Partner and Jeffrey S. Girdner (incorporated by reference to the Current Report on Form 8-K dated December 22, 2014, and filed with the Securities and Exchange Commission on December 22, 2014).

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P.
(Registrant)

Date: March 10, 2015
	By:	Royal Hawaiian Resources, Inc.
Managing General Partner

	By:	/s/ Scott C. Wallace
Scott C. Wallace
President and Chief Executive Officer